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THE ALKALINE WATER COMPANY INC.
(Name of Registrant as Specified In Its Charter)

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≥8.8pH
PURIFIED WATER ENHANCED WITH
MINERALS & ELECTROLYTES
ADDED FOR TASTE
Alkaline88
WATER
HIMALAYAN MINERALS
6/1 LITER
33.8oz (1.05qt)

The Alkaline Water Company Inc. Nominates Brian Sudano of Beverage Marketing Corp. to its Board of Directors

SCOTTSDALE, AZ--(GLOBE NEWSWIRE– August 28, 2018) - The Alkaline Water Company Inc. (TSXV:WTER) (OTCQB:WTER) (the "Company"), with products bottled under the trademark Alkaline88®, is pleased to announce the nomination of Brian Sudano, Managing Partner of Beverage Marketing Corporation, as a director of the Company to be presented to stockholders of the Company for election at the annual meeting of stockholders of the Company to be held on September 14, 2018.

Before voting, the Company encourages its stockholders to access and review all of the important information contained in the Company’s proxy statement dated August 13, 2018. The proxy statement is available at http://www.proxyandprinting.com/alkalinewater.

The Company is the creator of an innovative, state-of-the-art, proprietary electrolysis beverage process. The Company packages and sells its alkaline water in 1-gallon, 3-liter, 1.5-liter, 1-liter, 700-milliliter and 500-milliliter sizes to over 40,000 retail locations in all 50 states.

“Mr. Sudano is one of the most respected names in the beverage world. We are truly honored that he agreed to be nominated to serve on our Board of Directors.  His insight will be invaluable to the future growth and direction of the Company.  His acumen and industry expertise gained as the Managing Partner of Beverage Marketing Corporation, the leading beverage research, consulting, and financial service firm serving  the beverage industry, will allow us to further grow with his extraordinary guidance. All of the other Board members and management are enthusiastic about the opportunity to work with Brian,” stated Richard A. Wright, President and CEO of The Alkaline Water Company Inc.
“Alkaline88 is a tremendous growth story. The Company has averaged a 75% three-year compounded growth rate and recently reported over $19.8 million in sales for FY 2018. The beverage industry, and specifically the bottled water space, is one of the most competitive markets in the U.S.. For a company to achieve what Alkaline88® has done in only 5 short years is to say the least, exceptional. I look forward to working with Alkaline88® and growing the brand to the next level,” stated Mr. Sudano.

About Brian Sudano: Brian Sudano is Managing Partner of Beverage Marketing Corporation and BMC Strategic Associates. Mr. Sudano's experience covers nearly the entire beverage industry, from energy drinks to wine, with special expertise in beverage alcohol by virtue of varied industry experience and broad range of projects. Mr. Sudano manages several major clients, providing on-going strategic and market advise, while leading projects in strategic planning, market entry analysis and planning, sales/distribution, business modeling, brand repositioning and international opportunity assessment. Mr. Sudano is regularly quoted in the leading global business publications, including The Wall Street Journal, The Financial Times, Forbes and The Economist. He has spoken at many beverage industry events, and is a contributing editor at Beverage World magazine. Mr. Sudano received an MBA from Rutgers Graduate School of Management, a magna cum laude and honors graduate from Delaware Valley College receiving a BS and a New Jersey CPA.

About Beverage Marketing Corporation: For more than 40 years, Beverage Marketing Corporation has grown into the leading management consulting firm and a leading research company to the beverage industry. Using the four pillars of quick project starts, strong understanding of client issues, cost effective activities, and real-world workable solutions backed by our extensive proprietary data, BMC differentiates itself from other firms to deliver the best-possible solutions to our clients. For more information on BMC visit: https://www.beveragemarketing.com/
The Alkaline Water Company Inc. (TSXV:WTER) (OTCQB:WTER) has developed an innovative, state-of-the-art, proprietary electrolysis process that produces healthy alkaline water for a balanced lifestyle. The Company is focused on the business of distributing and marketing for retail sale of its cost-effectively packaged
About Alkaline Water Products
Alkaline88®'s premier alkaline water is an 8.8 pH balanced bottled alkaline drinking water enhanced with trace minerals and electrolytes. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged 1-gallon, 3-liter, 1.5-liter, 1-liter, 700-milliliter and 500-milliliter sizes. The Alkaline Water Company Inc. is currently in the midst of a national mass-market expansion program, where the product is already available for consumer sales at a growing number of major retail locations across many parts of the United States. Learn more about the science behind alkaline water by visiting www.thealkalinewaterco.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements."  Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Such forward-looking statements include, among other things, the following: that Brian Sudano’s insight will be invaluable to the future growth and direction of the Company; that Brian Sudano’s acumen and industry expertise gained as the Managing Partner of Beverage Marketing Corporation, the leading beverage research, consulting, and financial service firm serving  the beverage industry, will allow the Company to further grow with his extraordinary guidance; and that Brian Sudano looks forward to working with Alkaline88® and growing the brand to the next level. The material assumptions supporting these forward-looking statements include, among others, that Brian Sudano will be elected as a director of the Company at the annual meeting of stockholders of the Company, to be held on September 14, 2018; that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company’s co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company’s products; that there will be an expansion into new national and regional grocery retailers; that there will not be interruptions on production of the Company’s products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company’s products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water; additional competitors selling alkaline water in bulk containers reducing the Company’s sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; that fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply chain interruption due to factors beyond the Company’s control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company’s ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

James Gilmore
Investor Relations
480-320-3570
investors@thealkalinewaterco.com

Richard Wright
President and CEO
480-656-2423
investors@thealkalinewaterco.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.